EXHIBIT 23.
-----------


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 15, 2002, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2001.

FORM              NO.
----              ---
S-8               33-70208          Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan and
                                    Southwest Bank of St. Louis 401(k) Retirement Savings Plan
S-8               33-88680          Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8               333-00898         Southwest Bank of St. Louis 401(k) Retirement Savings Plan
S-8               333-21083         Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8               333-50669         Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8               333-73361         Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan



February 20, 2002
St. Louis, Missouri




                                                 /s/ Ernst & Young LLP
                                          -------------------------------------